As filed with the Securities and Exchange Commission on December 8, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SARCOS TECHNOLOGY AND ROBOTICS CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	85-2838301
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

650 South 500 West

Salt Lake City, Utah 84101

(888) 927-7296

(Address of Principal Executive Offices, including zip code)

Sarcos Technology and Robotics Corporation 2021 Equity Incentive Plan

Sarcos Technology and Robotics Corporation Employee Stock Purchase Plan

Sarcos Corp. 2015 Equity Incentive Plan

(Full title of the plans)

Benjamin Wolff

Chief Executive Officer

650 South 500 West

Salt Lake City, Utah 84101

(888) 927-7296

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Patrick Schultheis Michael Nordtvedt Wilson Sonsini Goodrich & Rosati, Professional Corporation 701 Fifth Avenue, Suite 5100 Seattle, Washington 98104-7036 Telephone: (206) 883-2500	Julie Wolff Chief Legal Officer 650 South 500 West Salt Lake City, Utah 84101 Telephone: (888) 927-7296

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, par value $0.0001 per share, of Sarcos Technology and Robotics Corporation (the “Common Stock”):
Common Stock reserved for issuance under the Registrant’s 2021 Employee Stock Purchase Plan (2)	3,000,000	$7.23(3)	$21,690,000.00 (3)	$2,010.66
Common Stock reserved for issuance under the Registrant’s 2021 Equity Incentive Plan (4)	35,345,222	$7.23(5)	$255,545,955.06 (5)	$23,689.11
Common Stock that may be issued pursuant to the exercise of outstanding stock options under the Registrant’s 2021 Equity Incentive Plan (6)	883,501	$6.51(7)	$5,751,591.51(7)	$533.17
Common Stock pursuant to options outstanding under the 2015 Equity Incentive Plan (8)	8,193,587	$2.36(9)	$19,336,865.32(9)	$1,792.53
TOTAL	47,422,310	—	$302,324,411.89	$28,025.47

(1)

Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement (“Registration Statement”) shall also cover any additional shares of the Registrant’s common stock, par value $0.0001 per share (“Common Stock”), that become issuable in respect of the securities identified in the table above as a result of any stock dividend, stock split, recapitalization, or other similar transaction effected without the receipt of consideration that results in an increase to the number of outstanding shares of the Registrant’s Common Stock. In addition, this Registration Statement registers the resale of shares of the Registrant’s Common Stock by certain selling securityholders identified in the reoffer prospectus included in and filed with this Registration Statement, for which no additional registration fee is required pursuant to Rule 457(h)(3) under the Securities Act.

(2)	Represents shares of Common Stock reserved for issuance under the Sarcos Technology and Robotics Corporation Employee Stock Purchase Plan.
(3)

Pursuant to Rule 457(c) and 457(h) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share is $7.23, which is the average of the high and low prices of shares of the Registrant’s Common Stock on The Nasdaq Global Market (“Nasdaq”) on December 3, 2021.

(4)

Represents (a) (i) 30,000,000 shares of Common Stock reserved for issuance under the Sarcos Technology and Robotics Corporation 2021 Equity Incentive Plan (the “2021 Plan”), less (ii) options to purchase 883,501 shares of common stock granted pursuant to the 2021 Plan and outstanding as of the date of this Registration Statement, plus (b) 1,099,501 shares underlying restricted stock units currently outstanding under the Sarcos Corp. 2015 Equity Incentive Plan, as amended (the “2015 Plan”), plus (c) 5,129,222 shares underlying restricted stock awards currently outstanding under the 2015 Plan, in the case of (b) and (c), which shares may be added to the 2021 Plan under the circumstances described in the following sentence.. The number of shares of Common Stock available under the 2021 Plan will be increased by any shares of Common Stock underlying option awards (the “Rollover Awards”) issued upon conversion of existing option awards outstanding under the 2015 Plan immediately prior to the consummation of the transactions contemplated by the Agreement and Plan of Merger, dated April 5, 2021, as amended on August 28, 2021, by and among the Registrant (formerly known as Rotor Acquisition Corp.), Sarcos Corp., and Rotor Merger Sub Corp., that, on or after the effectiveness of the 2021 Plan, expire or otherwise terminate without having been exercised in full, are tendered to or withheld by the Registrant for payment of an exercise price or for tax withholding obligations, or are forfeited to or repurchased by the Registrant due to failure to vest. The maximum number of shares that can be added to the 2021 Plan from Rollover Awards is 12,760,600. See footnote (8) below.

(5)

Pursuant to Rule 457(c) and 457(h) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share is $7.23, which is the average of the high and low prices of shares of the Registrant’s Common Stock on Nasdaq on December 3, 2021.

(6)	Represents shares of Common Stock reserved for issuance upon exercise of options outstanding under the 2021 Plan.
(7)

Pursuant to Rule 457(h) of the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share is $6.51, which is the weighted-average exercise price (rounded to the nearest cent) of the shares issuable upon the exercise of such options under the 2021 Plan being registered hereunder.

(8)

Represents shares of Common Stock reserved for issuance upon the exercise of Rollover Awards outstanding under the 2015 Plan. To the extent that, on or after the effectiveness of the 2021 Plan, any shares subject to Rollover Awards expire or otherwise terminate without having been exercised in full, are tendered to or withheld by the Registrant for payment of an exercise price or for tax withholding obligations, or are forfeited to or repurchased by the Registrant due to failure to vest, the shares of common stock subject to such awards will become available for issuance under the 2021 Plan. See footnote (4) above.

(9)

Pursuant to 457(h) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share is $2.36, which is the weighted-average exercise price (rounded to the nearest cent) of the shares issuable upon the exercise of Rollover Awards under the 2015 Plan being registered hereunder.

Explanatory Note

This Registration Statement on Form S-8 (this “Registration Statement”) includes a reoffer prospectus (the “Reoffer Prospectus”) prepared in accordance with General Instruction C to Form S-8 and in accordance with the requirements of Part I of Form S-3. This Reoffer Prospectus may be used for reoffers and resales of shares of Common Stock, par value $0.0001 per share (“Common Stock”), of Sarcos Technology and Robotics Corporation (the “Registrant”) f/k/a Rotor Acquisition Corp., our legal predecessor and a special purpose acquisition company (“Rotor”) sponsored by Rotor Sponsor LLC, on a continuous or delayed basis that may be deemed to be “restricted securities” or “control securities” under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, that have been acquired by or are issuable to certain stockholders that are current and former employees, directors, officers, consultants, and/or advisors of the Registrant or its subsidiaries identified in the Reoffer Prospectus (the “Selling Securityholders”). The number of shares of Common Stock included in the Reoffer Prospectus are issuable to the Selling Securityholders pursuant to equity awards granted prior to the Business Combination (as defined below), including stock options assumed in connection with the Business Combination under the Sarcos Corp. 2015 Equity Incentive Plan (as described in the Reoffer Prospectus), and does not necessarily represent a present intention to sell any or all such shares of Common Stock. As specified in General Instruction C of Form S-8, the amount of securities to be reoffered or resold by means of the Reoffer Prospectus by each Selling Securityholder, and any other person with whom he or she is acting in concert for the purpose of selling the Registrant’s securities, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

On September 24, 2021 (the “Closing Date”), the Registrant consummated the previously announced business combination (the “Business Combination”) pursuant to the terms of the Agreement and Plan of Merger, dated as of April 5, 2021 (the “Original Merger Agreement”), by and among the Registrant, Rotor Merger Sub Corp., a Delaware corporation and a direct, wholly-owned subsidiary of the Registrant (“Merger Sub”), and Sarcos Corp., a Utah corporation (“Old Sarcos”), and Amendment No. 1 to the Agreement and Plan of Merger, dated as of August 28, 2021 (the “Amendment” and the Original Merger Agreement, as amended, the “Merger Agreement”), by and among the Registrant, Merger Sub and Old Sarcos. Pursuant to the terms of the Merger Agreement, the Business Combination between the Registrant and Old Sarcos was effected through the merger of Merger Sub with and into Old Sarcos, with Old Sarcos continuing as the surviving corporation (the “Merger”) and a wholly-owned subsidiary of the Registrant.  On the Closing Date, the Registrant changed its name from Rotor Acquisition Corp. to Sarcos Technology and Robotics Corporation. The Business Combination was approved by Rotor’s stockholders at a meeting held on September 15, 2021.

As of the open of trading on September 27, 2021, the Common Stock and warrants of Sarcos Technology and Robotics Corporation (formerly those of Rotor Acquisition Corp), ceased trading on the New York Stock Exchange and began trading on The Nasdaq Global Market (“Nasdaq”) as “STRC” and “STRCW”, respectively.

REOFFER PROSPECTUS

2,627,654 Shares of Common Stock

This reoffer prospectus (“Reoffer Prospectus”) relates to the offer and sale from time to time by the selling stockholders named in this Reoffer Prospectus (the “Selling Securityholders”), or their permitted transferees, of up to 2,627,654 shares (the “Shares”) of common stock, par value $0.0001 per share (“Common Stock”), of Sarcos Technology and Robotics Corporation (the “Company”). This Reoffer Prospectus covers the Shares issuable to the Selling Securityholders pursuant to awards granted to the Selling Securityholders under the Sarcos Corp. 2015 Equity Incentive Plan, as amended (“2015 Plan”). We are not offering any of the Shares and will not receive any proceeds from the sale of the Shares offered by this Reoffer Prospectus.

Upon vesting of the shares of Common Stock offered by this Reoffer Prospectus pursuant to the terms of the relevant option agreements, and subject to the expiration of the lock-up restrictions described in this Reoffer Prospectus, the Selling Securityholders may from time to time sell, transfer or otherwise dispose of any or all of the Shares described in this Reoffer Prospectus in a number of different ways and at varying prices, including through underwriters or dealers which the Selling Securityholders may select, directly to purchasers (or a single purchaser), or through broker-dealers or agents. If underwriters or dealers are used to sell the Shares, we will name them and describe their compensation in a prospectus supplement. The Shares may be sold in one or more transactions at fixed prices, prevailing market prices at the time of a sale, prices related to the prevailing market prices over a period of time, or at negotiated prices. The Selling Securityholders may sell any, all, or none of the Shares and we do not know when or in what amount the Selling Securityholders may sell their Shares under this Reoffer Prospectus. The price at which any of the Shares may be sold, and the commissions, if any, paid in connection with any such sale, are unknown and may vary from transaction to transaction. We provide more information about how the Selling Securityholders may sell their Shares in the section titled “Plan of Distribution.” The Selling Securityholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Securityholders will be borne by us.

Our Common Stock is listed on The Nasdaq Global Market (“Nasdaq”) under the symbol “STRC.” On December 7, 2021, the last quoted sale price for our Common Stock as reported on Nasdaq was $7.99 per share.

The amount of the Shares to be offered or resold under this Reoffer Prospectus by each Selling Securityholder, and any other person with whom he or she is acting in concert for the purpose of selling our securities, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act of 1933, as amended (the “Securities Act”).

We are an “emerging growth company” and a “smaller reporting company” as defined under the U.S. federal securities laws, and, as such, we have elected to comply with certain reduced public company reporting requirements for this Reoffer Prospectus and may elect to do so in future filings.

The Securities and Exchange Commission may take the view that, under certain circumstances, the Selling Securityholders and any broker-dealers or agents that participate with the Selling Securityholders in the distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act. Commissions, discounts or concessions received by any such broker-dealer or agent may be deemed to be underwriting commissions under the Securities Act. See the section titled “Plan of Distribution.”

Investing in our securities involves a high degree of risk. Before buying any securities, you should carefully read the discussion of the risks of investing in our securities in the section titled “Risk Factors” beginning on page 6 of this Reoffer Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Reoffer Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Reoffer Prospectus is December 8, 2021.

i

ABOUT THIS REOFFER PROSPECTUS

This Reoffer Prospectus contains important information you should know before investing, including important information about our Company and the Shares being offered. You should carefully read this Reoffer Prospectus, as well as the additional information contained in the documents described under “Where You Can Find Additional Information” and “Information Incorporated by Reference” in this Reoffer Prospectus, and in particular the periodic and current reports we file with the SEC.

You should rely only on the information contained in this Reoffer Prospectus or incorporated herein by reference or in any accompanying prospectus supplement. Neither we nor the Selling Securityholders have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the Selling Securityholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Securityholders are making an offer to sell the Shares, or soliciting an offer to buy the Shares, in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information in this Reoffer Prospectus, any applicable prospectus supplement, or any documents incorporated by reference is accurate as of any date other than the date of the applicable document, regardless of the time of delivery of this Reoffer Prospectus or any applicable prospectus supplement, or any sale of Shares hereunder. Our business, financial condition, results of operations, and prospects may have changed since those dates.

TRADEMARKS

Sarcos uses Sarcos, Guardian, Guardian S, Guardian XT, Guardian XO, XO, Sensuit, CYTAR and other marks as trademarks in the United States and other countries.  This Reoffer Prospectus, any applicable prospectus supplement, or any documents incorporated by reference may contain references to Sarcos’ trademarks and service marks and to those belonging to other entities.  Solely for convenience, trademarks and trade names referred to in this Reoffer Prospectus, any applicable prospectus supplement, or any documents incorporated by reference, including logos, artwork and other visual displays, may appear without the ® or TM symbols, but such references are not intended to indicate in any way that Sarcos will not assert, to the fullest extent under applicable law, its rights or the rights of the applicable licensor to these trademarks and trade names.  Sarcos does not intend the use or display of other entities’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of Sarcos by, any other entity.

MARKET AND INDUSTRY DATA

We obtained the industry and market data used throughout this Reoffer Prospectus, any applicable prospectus supplement, or any documents incorporated by reference from our own internal estimates and research, as well as from independent market research, industry and general publications and surveys, governmental agencies, publicly available information and research, surveys and studies conducted by third parties. Internal estimates are derived from publicly available information released by industry analysts and third-party sources, our internal research and our industry experience, and are based on assumptions made by us based on such data and our knowledge of our industry and market, which we believe to be reasonable. In some cases, we do not expressly refer to the sources from which this data is derived. In addition, while we believe the industry and market data included in this Reoffer Prospectus, any applicable prospectus supplement, or any documents incorporated by reference is reliable and based on reasonable assumptions, such data involve material risks and other uncertainties and are subject to change based on various factors, including those discussed in the section entitled “Risk Factors.” These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties or by us.

PROSPECTUS SUMMARY

This summary is not complete and does not contain all the information you should consider in making your investment decision. This summary is qualified in its entirety by the more detailed information included in this Reoffer Prospectus, including the documents incorporated by reference herein. You should read the entire Reoffer Prospectus carefully before making an investment in our securities. You should carefully consider, among other things, our consolidated financial statements and the related notes and the sections titled “Risk Factors,” “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Unaudited Pro Forma Condensed Combined Financial Information” in the documents incorporated by reference in this Reoffer Prospectus. Unless the context otherwise requires, we use the terms “Company,” “Registrant,” “we” “us” and “our” in this Reoffer Prospectus to refer to Sarcos Technology and Robotics Corporation.

SARCOS TECHNOLOGY AND ROBOTICS CORPORATION

Overview

Sarcos is a global technology leader for industrial highly dexterous mobile robotic systems for use in dynamic environments.  Our engineering and design efforts are led by a highly experienced robotics team with approximately 500 years of cumulative robotics experience, with our core engineering team working together for over 20 years. We also benefit from $300 million in research and development investment in our proprietary technologies and an extensive patent portfolio. Our technology has received several awards and recognitions, including Sarcos’ recognition as the 2020 Dexterous Robots & Exoskeletons Company of the Year by Frost & Sullivan and the following recognitions for the Guardian XO: 2021 IEEE Robotics and Automation Society Award for Product Innovation, selection as one of the Best Inventions of 2020, Productivity by Time Magazine, 2020 Finalist for the Innovation by Design Awards by Fast Company and 2020 Winner of the Commercial Technologies for Maintenance Activities (CTMA) Technology Competition by the National Center for Manufacturing Sciences.  The Guardian XO also received many top honors at CES in 2020, including being named “Top Emerging Technology” by Digital Trends, “Best Robot” by PCMag.com, “The Best Ideas and Products of CES” by VentureBeat, and was recognized by WIRED Magazine as being one of the smartest technologies on the show floor.

Our mission is to save lives and prevent injury while helping humans accomplish more than ever before.  The robotic systems we are developing are designed to combine human intelligence, instinct, and judgment with the strength, endurance, and precision of machines.  This technologically advanced line of products augments, rather than replaces, humans.

We believe we are in the midst of a fourth industrial revolution, or Industry 4.0, with the application of modern smart technology to traditional manufacturing and industrial practices.  Robotically augmenting the workforce is expected to increase productivity, reduce costly occupational injuries, minimize production downtime by facilitating fast implementation and changeovers, enhance agile manufacturing, broaden the pool of available employees by equalizing workers' physical capabilities and potentially increase the longevity of an aging workforce.  Our products are designed to serve as a key element of an Industry 4.0-ready workforce.  For example, we expect that our Guardian XO and Guardian XT will each allow operators to safely lift a load of up to 200 lbs. (compared to the 35 to 40 lbs. limits typically recommended by the Occupational Safety and Health Administration (“OSHA”) guidelines) with small effort in a wide range of tasks.  Based on use cases that we have explored with potential customers, we estimate that individuals using our Guardian XO unit can improve productivity by three or more times at a cost that is roughly comparable to the fully-burdened expense of a single full-time employee.

Our portfolio of mobile industrial robotics systems includes:

•

Guardian XO. The Guardian XO is designed to be a full-body, battery-powered, highly dexterous exoskeleton that augments operator strength, endurance and precision without materially restricting freedom of movement.  The Guardian XO is designed to boost productivity and reduce injuries.  After years of development and multiple prototypes, in 2019 we manufactured the first alpha version of the Guardian XO for customer testing.  We are in the process of designing and building the beta version of the Guardian XO, based on the learnings from alpha unit testing.

•

Guardian XT. The Guardian XT is designed to be an augmented or virtual reality-enabled highly dexterous remote-controlled, mobile robotic system that performs intricate, and sometimes dangerous, tasks that require human-like dexterity.  Based on the upper body of the Guardian XO, the Guardian XT industrial robotic avatar system is designed to be platform-agnostic and attach to various mobile bases, including wheeled or tracked vehicles such as boom lifts, scissor lifts and bucket trucks, to address construction, maintenance, installation, assembly, and logistics needs.  We are also developing a variant called the Guardian DX, funded in part by the U.S. military, for defense logistics and maintenance applications.  We have demonstrated a Guardian XT experimental prototype and are in the process of developing our first beta units.

•

Guardian S. The Guardian S is a remote-controlled visual inspection and surveillance robotic system that can traverse challenging terrain and facilitate two-way, real-time video, voice and data communication.  The Guardian S is small, lightweight and adaptable for a variety of wirelessly connected sensors.  In addition, a magnetic variant of the Guardian S is able to scale ferrous surfaces.  The Guardian S was the first robotic system to be commercialized by Sarcos and has been purchased by both industrial and defense customers.

As of the date of this Reoffer Prospectus, we expect beta units of Guardian XO and Guardian XT to be available for customer pilots in mid-2022 and to commence initial commercial production of the Guardian XO and the Guardian XT at the end of 2022.  Such timeline may be delayed due to challenges in recruiting skilled employees, difficulties in securing components and materials, development delays, difficulties relating to manufacturing of the units and other factors discussed in the section titled “Risk Factors” in the documents incorporated by reference into this Reoffer Prospectus. If commercial launch is delayed, our projections previously delivered to shareholders and others for 2022 and 2023 revenue will be, and revenue for other periods may be, adversely affected.

We plan to offer our Guardian XO and Guardian XT robotic systems primarily through a Robot-as-a-Service (“RaaS”) subscription-based service model that will give customers the convenience of included ongoing maintenance, support, remote monitoring and software upgrades in addition to use of our products.  We believe the RaaS subscription model will be attractive to our customers and accelerate market adoption of our robotic systems because it will lower the upfront costs of deployment, shift capital expenditures to operating expenditures, allow customers to more nimbly scale deployments up or down in response to market conditions, and make our products more accessible to customers of all sizes.  We currently sell our Guardian S through a hybrid model of direct sales and distribution channel.

Sarcos’ principal executive offices are located at 650 South 500 West, Salt Lake City, Utah, 84101, and its telephone number is 888-927-7296. Our website address is www.sarcos.com. The information on, or that can be accessed through, our website is not part of this Reoffer Prospectus, and you should not consider information contained on our website in deciding whether to purchase shares of our Common Stock. We have included our website address in this prospectus solely as an inactive textual reference.

Business Combination

On September 24, 2021 (the “Closing Date”), the Company consummated the previously announced business combination (the “Business Combination”) pursuant to the terms of the Agreement and Plan of Merger, dated as of April 5, 2021 (the “Original Merger Agreement”), by and among the Registrant, Rotor Merger Sub Corp., a Delaware corporation and a direct, wholly-owned subsidiary of the Registrant (“Merger Sub”), and Sarcos Corp., a Utah corporation (“Old Sarcos”), and Amendment No. 1 to the Agreement and Plan of Merger, dated as of August 28, 2021 (the “Amendment” and the Original Merger Agreement, as amended, the “Merger Agreement”), by and among the Registrant, Merger Sub and Old Sarcos. Pursuant to the terms of the Merger Agreement, the Business Combination between the Registrant and Old Sarcos was effected through the merger of Merger Sub with and into Old Sarcos, with Old Sarcos continuing as the surviving corporation (the “Merger”) and a wholly-owned subsidiary of the Registrant.  On the Closing Date, the Registrant changed its name from Rotor Acquisition Corp. to Sarcos Technology and Robotics Corporation. The Business Combination was approved by Rotor’s stockholders at a meeting held on September 15, 2021.

As of the open of trading on September 27, 2021, the Common Stock and warrants of Sarcos Technology and Robotics Corporation (formerly those of Rotor Acquisition Corp), ceased trading on the New York Stock Exchange and began trading on Nasdaq as “STRC” and “STRCW”, respectively.

Emerging Growth Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”).  As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.  If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards.  In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of the IPO, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Common Stock held by non-affiliates exceeds $700 million as of the prior June 30, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.  References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.

Smaller Reporting Company

We are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of our Common Stock held by non-affiliates exceeds $250 million as of the prior June 30, or (ii) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our Common Stock held by non-affiliates exceeds $700 million as of the prior June 30.

The Offering

This Reoffer Prospectus relates to the public offering, which is not being underwritten, by the Selling Securityholders listed in this Reoffer Prospectus, of up to 2,627,654 Shares of Common Stock acquired by or issuable to Selling Securityholders pursuant to stock options granted or assumed by the Company to the Selling Securityholders under the 2015 Plan. Subject to the satisfaction of any conditions to vesting of the Shares offered hereby pursuant to the terms of the relevant stock option agreements, and subject to the expiration of lock-up restrictions pursuant to our Amended and Restated Bylaws (the “Bylaws”) and/or other agreements, the Selling Securityholders may from time to time sell, transfer or otherwise dispose of any or all of the Shares covered by this Reoffer Prospectus through underwriters or dealers, directly to purchasers (or a single purchaser), or through broker-dealers or agents. We will not receive any proceeds from the sale of the Shares by the Selling Securityholders. The Selling Securityholders will bear all sales commissions and similar expenses in connection with this offering. We will bear all expenses of registration incurred in connection with this offering, as well as any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Securityholders. For more information, see the sections titled “Use of Proceeds,” “Selling Securityholders,” and “Plan of Distribution.”

Lock-Up Restrictions

All of the 2,627,654 Shares that may be offered or sold by Selling Securityholders identified in this Reoffer Prospectus are subject to certain lock-up restrictions pursuant to the Bylaws of the Company and lock-up agreements entered into with certain Selling Securityholders. The Shares issuable upon exercise of the options held by Selling Securityholders identified in this Reoffer Prospectus will be released from the lock-up restrictions as follows:

•

twenty percent (20%) of the Common Stock may be transferred beginning at the earlier to occur of (a) the close of business on the 120th day after the Closing Date, provided that the average closing price of the Common Stock exceeds $13.00 for 20 trading days in any 30 consecutive trading day period prior to the transfer and (b) the close of business on the 180th day after the Closing Date; and

•

the remaining eighty percent (80%) of the Common Stock may only be transferred beginning upon the earlier to occur of (a) such time as the Company or any of its subsidiaries have delivered to one or more customers at least 20 Guardian XO and/or Guardian XT-DX commercial units, but in no event prior to the close of business on the one year anniversary of the Closing Date and (b) the close of business on the two year anniversary of the Closing Date.

RISK FACTORS

Investing in our Common Stock involves a high degree of risk. Before you make a decision to buy our securities, you should carefully consider the risks and uncertainties set forth under the heading “Risk Factors” starting on page 42 in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, filed with the Securities and Exchange Commission (the “SEC”) on November 9, 2021 which are incorporated by reference herein, and in subsequent reports we file with the SEC, together with the financial and other information contained or incorporated by reference in this Reoffer Prospectus. Our business, operating results, financial condition or prospects could also be harmed by risks and uncertainties not currently known to us or that we currently do not believe are material. If any of these risks actually occur, our business, prospects, financial condition and results of operations could be materially adversely affected. Our Risk Factors are not guarantees that no such conditions exist as of the date thereof and should not be interpreted as an affirmative statement that such risks or conditions have not materialized, in whole or in part. In that case, the trading price of our Common Stock could decline, and you may lose all or a part of your investment. Only those investors who can bear the risk of loss of their entire investment should invest in our Common Stock.

The risks we have described also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this Reoffer Prospectus and the documents incorporated by reference therein may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements relate to expectations for future financial performance, business strategies or expectations for the business of the Company. Specifically, forward-looking statements may include statements relating to:

•	the anticipated benefits of the Business Combination;
•	our ability to sell our products to or obtain Robot-as-a-Service (“RaaS”) subscriptions from new and existing customers;
•	our plans to expand our product availability globally;
•	our product roadmap, including the expected timing of new product releases;
•	our ability to manage and overcome supply chain challenges, including increases in the cost of and an interruption in the supply or shortage of materials;
•	competition from existing or future businesses and technologies;
•	the impact of the COVID-19 pandemic on our business and the business of our customers;
•	our ability to manage our growth and expenses;
•	our ability to maintain, protect and enhance our intellectual property;
•	our ability to comply with modified or new laws and regulations applicable to our business;
•	the expected composition of the management team and board of directors;
•	our ability to attract and retain qualified personnel with the necessary experience;
•	our ability to introduce new products that meet our customers’ requirements and to successfully transition to high volume manufacturing of our products by us or third-party manufacturers;
•	our projected financial and operating information;
•	changes in the market for our products and services;
•	expansion plans and opportunities;
•	our future capital requirements and sources and uses of cash;
•	the outcome of any known and unknown litigation and regulatory proceedings;
•	our ability to maintain and protect our brand; and
•

other statements preceded by, followed by or that include the words “may,” “can,” “should,” “will,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions.

These forward-looking statements are based on information available as of the date thereof and our management’s then current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date. The Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

You should not place undue reliance on these forward-looking statements. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

•	the outcome of any existing or future legal proceedings that may be instituted against us;
•	the inability to maintain the listing of our Common Stock or warrants on Nasdaq;
•

the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability to integrate the Old Sarcos and the Rotor businesses, and the ability of the combined business to grow and manage growth profitably;

•	changes in applicable laws or regulations;
•	the inability to launch new products or services or to profitably expand into new markets;
•	the inability to generate funds from our operations or financing activities;
•	the possibility that we may be adversely affected by other economic, business, and/or competitive factors; and
•	other risks and uncertainties, including those set forth under the section entitled “Risk Factors” in the documents incorporated by reference into this Reoffer Prospectus.

These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in the section of this Reoffer Prospectus entitled “Risk Factors” and elsewhere in this Reoffer Prospectus and the documents incorporated by reference therein. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Our Risk Factors are not guarantees that no such conditions exist as of the date thereof and should not be interpreted as an affirmative statement that such risks or conditions have not materialized, in whole or in part. The Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this Reoffer Prospectus or the documents incorporated by reference therein, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

USE OF PROCEEDS

The Shares offered by the Selling Securityholders pursuant to this Reoffer Prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from the sale of the Shares hereunder. All the proceeds from the sale of the Shares offered by the Selling Securityholders pursuant to this Reoffer Prospectus will go to the Selling Securityholders. For more information, see the sections titled “Selling Securityholders” and “Plan of Distribution” included below.

SELLING SECURITYHOLDERS

The following table sets forth, as of November 9, 2021 (the “Determination Date”), the names of the Selling Securityholders, the aggregate number of shares of Common Stock beneficially owned by the Selling Securityholders prior to the sale of the Shares offered hereby, the aggregate number of shares of Common Stock that the Selling Securityholders may offer pursuant to this Reoffer Prospectus and the number of shares of Common Stock that would be beneficially owned by the Selling Securityholders after the sale of the Shares offered hereby assuming that the Selling Securityholders sell all of the Shares covered by this Reoffer Prospectus. The percentage of beneficial ownership after the offered shares of Common Stock are sold is calculated based on 142,848,780 shares of Common Stock outstanding as of the Determination Date.

The Shares offered by the Selling Securityholders hereunder include shares of Common Stock issuable upon the exercise of outstanding stock options by certain current and former directors, officers, other employees, consultants and/or advisors of the Company or its subsidiaries pursuant to the 2015 Plan, as described in this Reoffer Prospectus. When we refer to the “Selling Securityholders” in this Reoffer Prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the Selling Securityholders’ interest in the Common Stock other than through a public sale.

The amount of the Shares to be offered or resold under this Reoffer Prospectus by each Selling Securityholder, and any other person with whom he or she is acting in concert for the purpose of selling our securities, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

We have determined beneficial ownership in accordance with the rules of the SEC (except as described in footnote (2) to the table below), and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned as of the Determination Date, subject to community property laws where applicable.

Name of Selling Securityholder (1)	Common Stock Beneficially Owned Prior to Offering(2)	Number of Shares of Common Stock Being Offered	Common Stock Beneficially Owned After the Offered Shares of Common Stock are Sold
			Number(3)	Percent
Peter Klein(4)	256,460	256,460	-	-
Eric T. Olson(5)	102,584	102,584	-	-
Dennis Weibling(6)	2,980,547	11,756	2,968,791	2.1%
Benjamin G. Wolff(7)	21,323,092	1,307,951	20,015,141	14.0%
Kristi Martindale(8)	373,134	282,106	91,028	*
Steven Hansen(9)	282,106	256,460	25,646	*
Marian Joh(10)	615,505	410,337	205,168	*
Total Shares	25,933,428	2,627,654	23,305,774	16.3%

* Less than 1%

(1)	Unless otherwise noted, the business address of each of these shareholders is c/o Sarcos Technology and Robotics Corporation, 650 South 500 West, Salt Lake City, Utah 84101.
(2)

The number of shares of Common Stock reflect all shares of Common Stock acquired or issuable to a Selling Securityholder pursuant to applicable option grants previously made irrespective of whether such options are vested as of the Determination Date or will become vested within 60 days after the Determination Date.

(3)

Assumes all the shares of Common Stock being offered are sold in the offering, that shares of Common Stock beneficially owned by such Selling Securityholder on the Determination Date but not being offered pursuant to this Reoffer Prospectus (if any) are not sold, and that no additional shares of Common Stock are purchased or otherwise acquired other than pursuant to the options relating to the Shares being offered.

(4)	Consists of 256,460 shares of Common Stock subject to options held by Mr. Klein. Mr. Klein is a member of our board of directors and was a member of the board of directors of Old Sarcos.
(5)	Consists of 102,584 shares of Common Stock subject to options held by Adm. Olson. Adm. Olson is a member of our board of directors and served on an advisory board for Old Sarcos.
(6)	Consists of 11,756 shares of Common Stock subject to options held by Mr. Weibling. Mr. Weibling is a member of our board of directors and was a member of the board of directors of Old Sarcos.
(7)

Consists of 1,025,844 shares of Common Stock subject to options held by Mr. Wolff and 282,107 shares of Common Stock subject to options held by Julie Wolff, Mr. Wolff’s spouse. Mr. Wolff is our Chief Executive Officer and the Chairman of our Board of Directors. Mr. Wolff also served as chief executive officer and chairman of the board of directors of Old Sarcos. Ms. Wolff is our Chief Legal Officer and served as chief legal officer of Old Sarcos. Mr. Wolff and Ms. Wolff, directly and indirectly, own more than 10% of our Common Stock.

(8)

Consists of 282,106 shares of Common Stock subject to options held by Ms. Martindale. Ms. Martindale is our Chief Product & Marketing Officer and served as executive vice president and chief product & marketing officer of Old Sarcos.

(9)	Consists of 256,460 shares of Common Stock subject to options held by Mr. Hansen. Mr. Hansen is our Chief Financial Officer and served as chief financial officer of Old Sarcos.
(10)	Consists of 410,337 shares of Common Stock subject to options held by Ms. Joh. Ms. Joh is our Chief Operating Officer and served as chief operating officer of Old Sarcos.

Other Material Relationships with the Selling Securityholders

Registration Rights Agreement

Effective as of the Closing Date, the Company, Rotor Sponsor LLC (the “Sponsor”), and certain security holders of Old Sarcos (the “Old Sarcos Holders”), including all of the Selling Securityholders, entered into a Registration Rights Agreement pursuant to which, among other things, the Company agreed to undertake certain shelf registration obligations in accordance with the Securities Act, and certain subsequent related transactions and obligations, including, among other things, undertaking certain registration obligations and the preparation and filing of required documents.

Old Sarcos Stockholders Lock-up Agreements

Pursuant to lock-up agreements (each, a “Lock-up Agreement”) between certain Old Sarcos Holders, including all of the Selling Securityholders, and the Company, the Old Sarcos Holders agreed, among other things, to the following transfer restrictions following the Closing:

•

Old Sarcos Holders holding Old Sarcos preferred stock prior to the Closing agreed, among other things, that (a) 50% of their shares may not be transferred until the earlier to occur of (x) six months following Closing, and (y) 120 days following the Closing if the stock price of the Company’s Common Stock exceeds $13.00 for 20 trading days in any 30 consecutive trading day period, and (b) the remaining 50% of such shares may not be transferred for a period of one year following the Closing.

•

Old Sarcos Holders holding Old Sarcos common stock, Old Sarcos options, Old Sarcos restricted stock units and Old Sarcos restricted stock awards prior to the Closing agreed, among other things, that (1) 20% of such securities may not be transferred until the earlier to occur of (a) 120 days after Closing if the stock price of the Company’s Common Stock exceeds $13.00 for 20 trading days in any 30 consecutive trading day period, and (b) 6 months after Closing; and (2) the remaining 80% can be transferred upon the earlier of (A) delivery of at least twenty Guardian XO and/or Guardian XT commercial units to customers of the Constituent Corporations (as defined in the Merger Agreement) (but in no event prior to the close of business on the one year anniversary of the Closing Date) and (B) the close of business on the second anniversary of the Closing Date.

Indemnification Agreements

Old Sarcos was, and following the consummation of the Business Combination, the Company currently is a party to indemnification agreements with their respective directors and executive officers. The Company has entered into separate indemnification agreements with its directors and executive officers, in addition to the indemnification provided for in the Company’s Second Amended and Restated Certificate of Incorporation (the “Charter”) and Bylaws. We believe that these Charter and Bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. The limitation of liability and indemnification provisions in the Charter and the Bylaws may discourage shareholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit the post-combination company and its shareholders. A shareholder’s investment may decline in value to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Compensation Arrangements

Old Sarcos was and we are party to employment agreements with Mr. Wolff, Ms. Craft-Martindale, Mr. Hansen and Ms. Joh that, among other things, provide for certain severance and change of control benefits. Old Sarcos also granted stock options to Mr. Klein, Adm. Olson, Mr. Weibling, Mr. Wolff, Ms. Craft-Martindale, Mr. Hansen and Ms. Joh, and restricted stock units to Mr. Wolff, Ms. Craft-Martindale, Mr. Hansen and Ms. Joh, each of which converted into stock options or restricted stock units, as applicable, of the Company at the closing of the Business Combination. For more information on these employment agreements and our other executive and director compensation arrangements, see the section titled “Executive Compensation” starting on page 106 of the prospectus filed with the SEC on October 21, 2021, which section is incorporated herein by reference.

Series C Preferred Stock Financing

Between January and March 2020, Old Sarcos sold an aggregate of 3,552,228 shares of Old Sarcos’ Series C Preferred Stock at a purchase price of $11.3243 per share to accredited investors for an aggregate purchase price of approximately $40 million (the “Series C Financing”). Each share of Old Sarcos Series C Preferred Stock was converted automatically into shares of Common Stock of the Company in connection with the completion of the Business Combination, as provided in the Merger Agreement. Mr. Weibling purchased an aggregate of 88,305 shares of Old Sarcos Series C Preferred Stock for an aggregate purchase price of $999,992.32. Mr. Weibling was a member of the Old Sarcos board of directors and is a member of the board of directors of the Company.

Investors’ Rights Agreement

Old Sarcos was party to an Amended and Restated Investors’ Rights Agreement, dated January 31, 2020, pursuant to which, among other things, certain holders of Old Sarcos’ capital stock were entitled to certain rights with respect to the registration of their shares. These holders included all of the holders of preferred stock of Old Sarcos, including Mare’s Leg Capital, LLC, which is 100% owned by Benjamin Wolff, our Chairman and Chief Executive Officer and Old Sarcos’ chairman and chief executive officer prior to the closing of the Business Combination and Julie Wolff, the Company’s Chief Legal Officer, Old Sarcos’ chief legal officer prior to the closing of the Business Combination and spouse of Benjamin Wolff, and Dennis Weibling, a member of Old Sarcos’ board of directors and the Company’s board of directors. The Amended and Restated Investors’ Rights Agreement was terminated in connection with the Business Combination.

Voting Agreement

Old Sarcos was party to an Amended and Restated Voting Agreement, dated January 31, 2020, pursuant to which, among other things, certain holders of Old Sarcos’ capital stock were entitled to certain rights with respect to election of the members of the board of directors of Old Sarcos (prior to the consummation of the Business Combination). These holders included all of the holders of preferred stock of Old Sarcos, including Mare’s Leg Capital, LLC, which is 100% owned by Benjamin Wolff, our Chairman and Chief Executive Officer and Old Sarcos’ chairman and chief executive officer prior to the closing of the Business Combination and Julie Wolff, the Company’s Chief Legal Officer, Old Sarcos’ chief legal officer prior to the closing of the Business Combination and spouse of Benjamin Wolff, and Dennis Weibling, a member of Old Sarcos’ board of directors and the Company’s board of directors. The Amended and Restated Voting Agreement was terminated in connection with the Business Combination.

Right of First Refusal and Co-Sale Agreement

Old Sarcos was a party to an Amended and Restated Right of First Refusal and Co-Sale Agreement, as amended January 31, 2020, pursuant to which certain holders of preferred stock had right of first refusal and co-sale in respect of certain sales of securities by Old Sarcos’ common shareholders These holders included all of the holders of preferred stock of Old Sarcos, including Mare’s Leg Capital, LLC, which is 100% owned by Benjamin Wolff, our Chairman and Chief Executive Officer and Old Sarcos’ chairman and chief executive officer prior to the closing of the Business Combination and Julie Wolff, the Company’s Chief Legal Officer, Old Sarcos’ chief legal officer prior to the closing of the Business Combination and spouse of Benjamin Wolff, and Dennis Weibling, a member of Old Sarcos’ board of directors and the Company’s board of directors. The Amended and Restated Right of First Refusal and Co-Sale Agreement was terminated in connection with the Business Combination.

PIPE Financing

In connection with the Business Combination, Rotor entered into subscription agreements with certain investors (the “PIPE Investors”) to consummate private placements of the Company’s Common Stock (the “PIPE Financing”), pursuant to which the PIPE Investors agreed to subscribe for and purchase, and Rotor agreed to issue and sell to the PIPE Investors, an aggregate of 22,000,000 shares of Common Stock at a price of $10.00 per share. Mare’s Leg Capital entered into a Subscription Agreement for 50,000 shares of Common Stock at a total purchase price of $500,000. The Weibling Living Trust entered into a Subscription Agreement for 50,000 shares of Common Stock at a total purchase price of $500,000.

Group Delphi Services Agreement

Old Sarcos was and, following the consummation of the Business Combination the Company is party to a Services Agreement with Group Delphi, dated December 18, 2019, pursuant to which Group Delphi provided certain products and services, including building a booth for Old Sarcos’ use in trade shows. During the fiscal year ended December 31, 2020, Old Sarcos paid Group Delphi $168,654.60 for such services. $1,062.75 in fees have been paid by Old Sarcos to Group Delphi thus far in 2021. Byrne Sanford, the brother-in-law of Benjamin Wolff, worked for

Group Delphi as an Account Executive. Group Delphi is not providing any ongoing services to the Company, and the Company does not currently expect to request additional services pursuant to the Services Agreement.

Sparks Marketing Group Services Agreement

Following the acquisition of Group Delphi’s trade group and events division by Sparks Marketing Group Corp. (“Sparks Group”), Old Sarcos entered into a Master Services Agreement with Sparks Group, dated May 16, 2021, pursuant to which Sparks Group will provide certain goods and services, including buildout, branding, operations and maintenance of the Company’s product roadshow. The Company expects to pay Sparks Group approximately $890,000 during fiscal years 2021 and 2022 for such services. Byrne Sanford, the brother-in-law of Benjamin Wolff, works for Sparks Group as Vice President Strategic Accounts.

PLAN OF DISTRIBUTION

We are registering the Shares covered by this Reoffer Prospectus to permit the Selling Securityholders to conduct public secondary trading of the Shares from time to time after the date of this Reoffer Prospectus. As used herein, references to “Selling Securityholders” includes donees, pledgees, transferees, distributees or other successors-in-interest selling shares of Common Stock received after the date of this Reoffer Prospectus from a Selling Securityholder as a gift, pledge, partnership distribution, or other transfer.

We will not receive any of the proceeds from the sale of the Shares offered by this Reoffer Prospectus. The aggregate proceeds to the Selling Securityholders from the sale of the Shares will be the purchase price of the Shares less any discounts and commissions. We will not pay any brokers’ or underwriters’ discounts and commissions in connection with the registration and sale of the Shares covered by this Reoffer Prospectus. The Selling Securityholders will pay any underwriting discounts and commissions and expenses incurred by them for brokerage, accounting, tax or legal services or any other expenses incurred by them in disposing of the Shares. We will bear the costs, fees and expenses incurred in effecting the registration of the Shares covered by this Reoffer Prospectus, including all registration and filing fees and fees and expenses of our counsel and our independent registered public accounting firm. The Selling Securityholders reserve the right to accept and, together with their respective agents, to reject, any proposed purchases of the Shares to be made directly or through agents.

The Shares offered by this Reoffer Prospectus may be sold from time to time to purchasers:

•	directly by the Selling Securityholders;

•

through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the Selling Securityholders or the purchasers of the Shares; or

•	through a combination of any of these methods of sale.

Any underwriters, broker-dealers or agents who participate in the sale or distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any discounts, commissions or concessions received by any such broker-dealer or agents who are deemed to be underwriters will be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters are subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities under the Securities Act and the Exchange Act. The Selling Securityholders may agree to indemnify any broker, dealer, or agent that participates in transactions involving sales of the Shares against certain liabilities in connection with the offering of the Shares arising under the Securities Act. We will make copies of this Reoffer Prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. To our knowledge, there are currently no plans, arrangements or understandings between the Selling Securityholders and any underwriter, broker-dealer or agent regarding the sale of the Shares by the Selling Securityholders.

The Shares may be sold in one or more transactions at:

•	fixed prices;

•	prevailing market prices at the time of sale;

•	prices related to such prevailing market prices;

•	varying prices determined at the time of sale; or

•	negotiated prices.

These sales may be effected in one or more transactions:

•	through one or more underwritten offerings on a firm commitment or best efforts basis;

•	settlement of short sales entered into after the date of this prospectus;

•	agreements with broker-dealers to sell a specified number of the securities at a stipulated price per share;

•

in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	on any national securities exchange or quotation service on which the Shares may be listed or quoted at the time of sale, including Nasdaq;

•	in the over-the-counter market;

•	in privately negotiated transactions;

•	in transactions otherwise than on such exchanges or services or in the over-the-counter market;

•	in options or other hedging transactions, whether through an options exchange or otherwise;

•	in distributions to members, limited partners or stockholders of Selling Securityholders;

•

through trading plans entered into by the Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this Reoffer Prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	any other method permitted by applicable law; or

•	through any combination of the foregoing.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

At the time a particular offering of the Shares is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the Selling Securityholders, the aggregate amount of Shares being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the Selling Securityholders and (3) any discounts, commissions or concessions allowed or reallowed to be paid to broker-dealers.

The Selling Securityholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this Reoffer Prospectus. Upon being notified by a Selling Securityholder that a donee, pledgee, transferee, other successor-in-interest intends to sell our Shares, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a Selling Securityholder.

The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner, and size of each resale or other transfer. There can be no assurance that the Selling Securityholders will sell any or all the Shares under this Reoffer Prospectus. Further, we cannot assure you that the Selling Securityholders will not transfer, distribute, devise or gift the Shares by other means not described in this Reoffer Prospectus. In addition, any Shares covered by this Reoffer Prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this Reoffer Prospectus. The Shares may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

The Selling Securityholders and any other person participating in the sale of the Shares will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Shares by the Selling Securityholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the Shares to engage in market-making activities with respect to the particular securities being distributed. This may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Shares.

Once sold under the registration statement of which this Reoffer Prospectus forms a part, the shares of Common Stock will be freely tradable in the hands of persons other than our affiliates.

For additional information regarding expenses of registration, see the section titled “Use of Proceeds” appearing elsewhere in this Reoffer Prospectus.

Lock-Up Restrictions

All of the Shares of Common Stock that may be offered or sold by Selling Securityholders identified in this Reoffer Prospectus are subject to lock-up restrictions, subject to certain exceptions, for a period of time following the closing of the Merger pursuant to the Company’s bylaws and lock-up agreements entered into with certain Selling Securityholders.

LEGAL MATTERS

The validity of the Shares offered hereby has been passed upon for us by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Seattle, Washington.

EXPERTS

The consolidated financial statements of Sarcos Corp. and subsidiaries at December 31, 2020 and 2019, and for each of the two years in the period ended December 31, 2020 appearing in Sarcos Technology and Robotics Corporation’s Registration Statement (File No. 333-260296), as amended, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The financial statements of Rotor Acquisition Corp. at December 31, 2020 and for the period from August 27, 2020 (inception) through December 31, 2020 appearing in Rotor Acquisition Corp.'s Annual Report on Form 10-K have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph relating to substantial doubt about the ability of Rotor Acquisition Corp. to continue as a going concern as described in Note 1 to the financial statements) included therein, and are incorporated herein by reference in reliance on such report given on the authority of such firm as experts.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information into this Reoffer Prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this Reoffer Prospectus, and information that we file later with the SEC will automatically update and supersede the previously filed information. We incorporate by reference into this Reoffer Prospectus the following documents previously filed with the SEC:

(1)	Our Annual Report on Form 10-K (File No. 001-39897) for the fiscal year ended December 31, 2020 filed with the SEC on March 31, 2021, pursuant to Section 13(a) under the Exchange Act;

(2)

Our final prospectus filed with the SEC on October 21, 2021 pursuant to Rule 424(b) under the Securities Act relating to the Registration Statement on Form S-1 (File No. 333-260296) (excluding (a) the unaudited consolidated financial statements of Rotor Acquisition Corp. included therein, which are comprised of the balance sheet as of June 30, 2021 and the statement of operations, statement of changes in stockholders’ equity, and statement of cash flows each for the period from January 1, 2021 to June 30, 2021, (b) the unaudited pro forma condensed combined balance sheet as of June 30, 2021 and the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021, and notes thereto, and (c) those portions of such prospectus not deemed to be “filed” with the SEC).

(3)	Our Quarterly Report on Form 10-Q (File No. 001-39897) for the quarterly period ended September 30, 2021, filed with the SEC on November 9, 2021.

(4)	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the period covered by the document referred to in (3) above.

(5)

The description of our Common Stock contained in our Registration Statement on Form 8-A (File No. 001-39897) filed with the SEC on September 24, 2021 pursuant to Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

All documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the termination of the offering of the Shares under this

Reoffer Prospectus shall be deemed to be incorporated by reference in this Reoffer Prospectus and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC (including, without limitation, information furnished under Item 2.02 or Item 7.01 of Current Reports on Form 8-K and the exhibits related to such items furnished under Item 9.01) shall not be deemed incorporated by reference into this Reoffer Prospectus.

Any statement contained in this Reoffer Prospectus, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Reoffer Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Reoffer Prospectus.

We will provide without charge to each person, including any beneficial owner, to whom a copy of this Reoffer Prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this Reoffer Prospectus but not delivered with the Reoffer Prospectus other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this Reoffer Prospectus incorporates. Requests for documents should be directed to Sarcos Technology and Robotics Corporation, Attn: Julie Wolff, 650 South 500 West, Salt Lake City, Utah, 84101, (888) 927-7296.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the informational reporting requirements of the Exchange Act. We file reports, proxy statements and other information with the SEC under the Exchange Act. Our SEC filings are available over the Internet at the SEC’s website at http://www.sec.gov. Our website address is www.sarcos.com. The information on, or that can be accessed through, our website is not part of this prospectus. We make available, free of charge, on our investor relations website at https://investor.sarcos.com under “Financial Information—SEC Filings,” our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to these reports as soon as reasonably practicable after electronically filing or furnishing those reports to the SEC. Information contained on, or that can be accessed through, our website and investor relations website is not a part of or incorporated by reference into this Reoffer Prospectus and the inclusion of our website and investor relations website addresses in this Reoffer Prospectus is an inactive textual reference only.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the employee benefit plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act. Such documents are not required to be, and are not, filed with the SEC, either as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act.

Item 1. Plan Information.

Item 2. Registrant Information and Employee Plan Annual Information.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “SEC”):

(1)	Our Annual Report on Form 10-K (File No. 001-39897) for the fiscal year ended December 31, 2020 filed with the SEC on March 31, 2021, pursuant to Section 13(a) under the Exchange Act;

(2)

Our final prospectus filed with the SEC on October 21, 2021 pursuant to Rule 424(b) under the Securities Act relating to the Registration Statement on Form S-1 (File No. 333-260296) (excluding (a) the unaudited consolidated financial statements of Rotor Acquisition Corp. included therein, which are comprised of the balance sheet as of June 30, 2021 and the statement of operations, statement of changes in stockholders’ equity, and statement of cash flows each for the period from January 1, 2021 to June 30, 2021, and notes thereto, (b) the unaudited pro forma condensed combined balance sheet as of June 30, 2021 and the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021, and notes thereto, and (c) those portions of such prospectus not deemed to be “filed” with the SEC).

(3)	Our Quarterly Report on Form 10-Q (File No. 001-39897) for the quarterly period ended September 30, 2021, filed with the SEC on November 9, 2021.

(4)	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the period covered by the document referred to in (3) above.

(5)

The description of our Common Stock contained in our Registration Statement on Form 8-A (File No. 001-39897) filed with the SEC on September 24, 2021 pursuant to Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Registrant with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC (including, without limitation, information furnished under Item 2.02 or Item 7.01 of Current Reports on Form 8-K and the exhibits related to such items furnished under Item 9.01) shall not be deemed incorporated by reference into this Registration Statement.

Any statement contained in this Registration Statement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Wilson Sonsini Goodrich & Rosati, Professional Corporation, Seattle, Washington, has passed on the validity of the Shares offered pursuant to this Registration Statement.

Item 6. Indemnification of Directors and Officers.

Section 102(b)(7) of the Delaware General Corporation Law (DGCL) allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) provides for this limitation of liability.

Section 145 of the DGCL, provides, among other things, that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. A Delaware corporation may indemnify any persons who were or are a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, provided further that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) which such officer or director has actually and reasonably incurred.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify such person under Section 145.

Our Bylaws provide that we must indemnify and advance expenses to our directors and officers to the full extent authorized by the DGCL.

We have entered into indemnification agreements with each of our directors and executive officers. Such agreements may require us, among other things, to advance expenses and otherwise indemnify our executive officers and directors against certain liabilities that may arise by reason of their status or service as executive officers or directors, to the fullest extent permitted by law.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, any provision of our Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise. Notwithstanding the foregoing, we shall not be obligated to indemnify a director or officer in respect of a proceeding (or part thereof) instituted by such director or officer, unless such proceeding (or part thereof) has been authorized by the board of directors pursuant to the applicable procedure outlined in our Bylaws.

Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held jointly and severally liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

We currently maintain and expect to continue to maintain standard policies of insurance that provide coverage (1) to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (2) to us with respect to indemnification payments that we may make to such directors and officers.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

We believe that these provisions, the insurance, and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The Registrant has filed the exhibits listed on the accompanying Exhibit Index of this Registration Statement.

EXHIBIT INDEX

Exhibit		Incorporated by Reference
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date
4.1	Second Amended and Restated Certificate of Incorporation of Sarcos Technology and Robotics Corporation	8-K	001-39897	3.1	September 30, 2021

4.2	Amended and Restated Bylaws of Sarcos Technology and Robotics Corporation	8-K	001-39897	3.2	September 30, 2021

4.3	Specimen Stock Certificate	8-K	001-39897	4.1	September 30, 2021

5.1*	Opinion of Wilson Sonsini Goodrich & Rosati, P.C.

23.1*	Consent of Ernst & Young LLP, independent registered public accounting firm

23.2*	Consent of Marcum LLP, independent registered public accounting firm

23.3*	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (included in Exhibit 5.1 hereto).

24.1*	Power of Attorney (included on the signature page hereto).

99.1	Sarcos Technology and Robotics Corporation 2021 Equity Incentive Plan and forms of agreement	8-K	001-39897	10.8	September 30, 2021

99.2	Sarcos Technology and Robotics Corporation 2021 Employee Stock Purchase Plan	8-K	001-39897	10.9	September 30, 2021

99.3	Sarcos 2015 Equity Incentive Plan	8-K	001-39897	10.10	September 30, 2021

* Filed herewith.

Item 9. Undertakings.

A. The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Salt Lake City, the State of Utah, on December 8, 2021.

SARCOS TECHNOLOGY AND ROBOTICS CORPORATION

By:	/s/ Benjamin G. Wolff
Benjamin G. Wolff
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Benjamin G. Wolff and Steven Hansen, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments) on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Benjamin G. Wolff Benjamin G. Wolff	Chief Executive Officer and Director (Principal Executive Officer)	December 8, 2021

/s/ Steven Hansen Steven Hansen	Chief Financial Officer (Principal Financial and Accounting Officer)	December 8, 2021

/s/ Priya Balasubramaniam Priya Balasubramaniam	Director	December 8, 2021

/s/ Brian D. Finn Brian D. Finn	Director	December 8, 2021

/s/ Peter Klein Peter Klein	Director	December 8, 2021

/s/ Matthew Shigenobu Muta Matthew Shigenobu Muta	Director	December 8, 2021

/s/ Eric T. Olson Eric T. Olson	Director	December 8, 2021

/s/ Laura J. Peterson Laura J. Peterson	Director	December 8, 2021

/s/ Dennis Weibling Dennis Weibling	Director	December 8, 2021